Exhibit 99.1

Patriot National Announces New Appointments to Board of Directors

FORT LAUDERDALE, FL., November 17, 2016 – Patriot National, Inc. (NYSE: PN), a leading provider of technology and outsourcing solutions to the insurance industry, today announced the appointment of James O’Brien and Sean Bidic, M.D. to the Board of Directors, effective today.

“We are delighted to welcome Mr. O’Brien and Dr. Bidic to the Board,” said Steven M. Mariano, Chairman, President and CEO of Patriot National. “Mr. O’Brien is an accomplished investment banker whose expertise in capital markets strategy and transactions will add significant financial insight to the Board. Dr. Bidic is a distinguished healthcare professional and a successful business owner who will utilize his substantial medical and healthcare experience to accelerate our expansion in telemedicine.”

Mr. O’Brien is currently a managing director in Robert W. Baird’s Real Estate Investment Banking Group, where he has built a strong track record of structuring and executing successful equity, debt and M&A transactions for both public and private companies. Previously, he was a managing director at FBR Capital Markets, where he established and led the firm’s Real Estate Private Equity and Advisory Group. Prior to FBR, Mr. O’Brien was a member of the Private Equity Placement Group with UBS Investment Bank. Mr. O’Brien received a BS in management from St. Joseph’s University and an MBA from Duke University.

Dr. Bidic is the founding president of American Surgical Arts, PC, a New Jersey-based medical corporation. He is a board-certified specialist in microsurgery and reconstructive surgery with an added qualification in surgery of the hand. From 2005 to 2010, Dr. Bidic was an assistant professor of plastic surgery and program director of the Hand and Microsurgery Fellowship at the University of Texas Southwestern Medical Center in Dallas, America’s leading plastic surgery residency program. Dr. Bidic graduated cum laude from the University of Pennsylvania in Philadelphia with degrees from the Wharton School of Business. He completed his medical school training at the Columbia University College of Physicians and Surgeons in New York City.

About Patriot National

Patriot National, Inc. is a national provider of comprehensive technology and outsourcing solutions that help insurance companies and employers mitigate risk, comply with complex regulations and save time and money. Patriot National provides general agency services, technology outsourcing, software solutions, specialty underwriting and policyholder services, claims administration services, self-funded health plans and employment pre-screening services to its insurance carrier clients, employers and other clients. Patriot National is headquartered in Fort Lauderdale, Florida. For more information about Patriot National, please visit www.patnat.com.

Forward Looking Statements

This press release may include statements that may be deemed to be forward-looking statements. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook,” “Guidance,” and similar expressions are used to identify

-more-

Patriot National, Inc.

these forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties, and there are important factors that could cause actual results to differ materially from those indicated in these statements, including the potential that organic growth, enhanced returns or cost savings may not materialize. For example, we may not be able to place insurance policies for our clients, our expenses may be higher than we expect, we may have difficulty integrating new acquisitions, new acquisitions may not perform as anticipated, as well as those matters contained in our filings with the Securities and Exchange Commission. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance or events and that results may differ materially from statements made in or suggested by the forward-looking statements contained in this press release. Any forward-looking statement that we may make in this press release speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statement or to publicly announce the results of any revision to any of those statements to reflect future events or developments.

Media and Investor Contact:

Cindy Campbell

Director of Investor Relations

Patriot National, Inc.

(954) 670-2907

CCampbell@patnat.com

# # #